As filed with the Securities and Exchange Commission on September 14, 1998

                                              Registration No. 33-61475


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _______________________


                            Pier 1 Imports, Inc.
           (Exact name of registrant as specified in its charter)

              Delaware                                        75-1729843
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                       301 Commerce Street, Suite 600
                              Fort Worth, Texas                  76102
                  (Address of Principal Executive Offices)    (Zip Code)


                  PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
                          (Full Title of the Plan)


                             J. Rodney Lawrence
                      Senior Vice President & Secretary
                            Pier 1 Imports, Inc.
                       301 Commerce Street, Suite 600
                          Fort Worth, Texas  76102
                   (Name and Address of Agent for Service)

                               (817) 252-8000
        (Telephone Number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

                                      Proposed         Proposed
    Title of          Amount          Maximum          Maximum     Amount of
   Securities         To Be        Offering Price     Aggregate   Registration
To Be Registered    Registered(1)   Per Share(2)       Offering      Fee(3)
------------------------------------------------------------------------------

Common Stock,
  $1 par value      1,254,242          $7.7237        $9,687,500    $3,340.52

------------------------------------------------------------------------------
(1) Pursuant to Rule 416(b), the number of shares of Common Stock registered hereunder has been increased by 254,242 shares pursuant to adjustments under the Pier 1 Imports, Inc. Stock Purchase Plan to prevent dilution resulting from stock dividends. No additional filing fee is required. Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The offering price, originally established to be $9.6875 pursuant to Rule 457(c), has been reduced to reflect the effect of adjustments from subsequent stock dividends.
(3)  Previously paid.

     This Post-Effective Amendment to Registration Statement registers additional securities to be issued as a result of adjustments under the Pier 1 Imports, Inc. Stock Purchase Plan to prevent dilution resulting from stock dividends.

     The following exhibit is filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------

          23.1      Consent of Ernst & Young LLP.



                                   EXPERTS

     The consolidated financial statements and financial statement schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended February 28, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein in reliance on such report given on the authority of such firms as experts in accounting and auditing.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 14, 1998.

                                        PIER 1 IMPORTS, INC.


                                        By  /s/ J. RODNEY LAWRENCE
                                                J. Rodney Lawrence
                                               Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to registration statement has been signed by the following persons on the 14th day September, 1998, in the capacities indicated.

          Signature                     Title or Capacity
          ---------                     -----------------

  /s/ CLARK A. JOHNSON*            Chairman of the Board
      Clark A. Johnson


 /s/ MARVIN J. GIROUARD*           President, Chief Executive Officer
     Marvin J. Girouard              and Director


 /s/ STEPHEN F. MANGUM             Senior Vice President, Chief Financial
     Stephen F. Mangum               Officer and Principal Accounting Officer


 /s/ MARTIN L. BERMAN*             Director
     Martin L. Berman


 /s/ CRAIG C. GORDON*              Director
     Craig C. Gordon


 /s/ JAMES M. HOAK, JR.*           Director
     James M. Hoak, Jr.


 /s/ SALLY F. MCKENZIE*            Director
     Sally F. McKenzie

________________

*By J. RODNEY LAWRENCE
    J. Rodney Lawrence, Attorney-in-Fact

                                EXHIBIT INDEX


Exhibit        Description
-------        -----------

23.1      Consent of Ernst & Young LLP.